                                                                 EXHIBIT 2(g)(3)


                             AIM FLOATING RATE FUND

                            SUB-SUB-ADVISORY CONTRACT
                                     BETWEEN
                     INVESCO SENIOR SECURED MANAGEMENT, INC.
                                       AND
                                  INVESCO, INC.

         Contract made as of March 31, 2000, between INVESCO Senior Secured Management, Inc., a New York corporation ("Sub-Adviser"), and INVESCO, Inc., a Delaware corporation ("Secondary Sub-Adviser").

         WHEREAS Sub-Adviser has entered into a Sub-Advisory Contract with A I M Advisors, Inc. ("Adviser") with respect to AIM Floating Rate Fund ("Fund"), a closed-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS Sub-Adviser desires to retain Secondary Sub-Adviser as sub-sub-adviser to furnish certain advisory services to the Fund, and Secondary Sub-Adviser is willing to furnish such services;

         NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. Sub-Adviser hereby appoints Secondary Sub-Adviser as sub-sub-adviser of the Fund for the period and on the terms set forth in this Contract. Secondary Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. Duties as Sub-Sub-Adviser.

         (a) Subject to the supervision of the Fund's Board of Trustees ("Board"), Adviser, and the Sub-Adviser, the Secondary Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management, for a portion of the investments of the Fund to be determined by the Sub-Adviser (the "Sub-Sub-Advised Assets"). The Secondary Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold with respect to the Sub-Sub-Advised Assets of the Fund. The Secondary Sub-Adviser will be responsible for placing purchase and sell orders for such investments and for other related transactions. The Secondary Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's registration statement.

         (b) The Secondary Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result, in terms of price and execution.

Consistent with this obligation, the Secondary Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Fund's, Adviser's, Sub-Adviser's or Secondary Sub-Adviser's other clients with research, analysis, advice and similar services. The Secondary Sub-Adviser may pay to brokers and dealers, in return for such research and analysis services, a higher commission or spread than may be charged by other brokers and dealers, subject to the Secondary Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Secondary Sub-Adviser to the Fund and its other clients and that the total commissions or spreads paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will Fund securities be purchased from or sold to the Secondary Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Secondary Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Secondary Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

         (c) The Secondary Sub-Adviser will maintain all books and records with respect to the securities transactions of the Fund, and will furnish the Board, Adviser, and Sub-Adviser with such periodic and special reports as the Board, Adviser, or Sub-Adviser reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Secondary Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

         (d) The Secondary Sub-Adviser will provide the Board, the Adviser, and the Sub-Adviser on a regular basis with economic and investment analyses and reports and make available to the Board, the Adviser, and the Sub-Adviser upon request any economic, statistical and investment services normally available to institutional or other customers of the Secondary Sub-Adviser.

         3. Further Duties. In all matters relating to the performance of this Contract, Secondary Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         4. Services Not Exclusive. The services furnished by Secondary Sub-Adviser hereunder are not to be deemed exclusive and Secondary Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Secondary Sub-Adviser, who may also be a Trustee, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         5. Expenses.

         (a) During the term of this Contract, the Fund will bear all expenses not specifically assumed by Secondary Sub-Adviser.

         (b) Expenses borne by the Fund will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therein; (ii) fees payable to and expenses incurred on behalf of the Fund by Adviser under this Contract; (iii) investment consulting fees and related costs;
(iv) expenses of organizing the Fund; (v) costs incurred in connection with the issuance, sale or repurchase of the Fund's shares of beneficial interest; (vi) filing fees and expenses relating to the registration and qualification for the Fund's shares and the Fund under federal and/or state securities laws and maintaining such registrations and qualifications; (vii) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (viii) fees and salaries payable to the Fund's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (x) taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) costs of preparing share certificates; (xvii) expenses of setting in type, printing and mailing prospectuses and supplements thereto, reports, notices and proxy materials for existing shareholders; (xviii) expenses of obtaining and maintaining securities exchange listing of the Fund's shares of beneficial interest; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Fund; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the Fund to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment.

         (c) The payment or assumption by Secondary Sub-Adviser of any expense of the Fund that Secondary Sub-Adviser is not required by this Contract to pay or assume shall not obligate Secondary Sub-Adviser to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

         6. Compensation.

         (a) For the services provided to the Fund under this Contract, Sub-Adviser will pay Secondary Sub-Adviser a fee, computed weekly and paid monthly, as set forth in Appendix A hereto.

         (b) The fee shall be computed weekly and paid monthly to Secondary Sub-Adviser on or before the last business day of the next succeeding calendar month.

         (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         7. Limitation of Liability of Secondary Sub-Adviser and Indemnification. Secondary Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Secondary Sub-Adviser in the performance by Secondary Sub-Adviser of its duties or from reckless disregard by Secondary Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Secondary Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund to be rendering such service to or acting solely for the Fund and not as an officer, partner, employee, or agent or one under the control or direction of Secondary Sub-Adviser even though paid by it.

         8. Duration and Termination.

         (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

         (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Secondary Sub- Adviser or by Secondary Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Contract will automatically terminate in the event of its assignment.

         9. Amendment. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

         10. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

         11. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


                                        INVESCO SENIOR SECURED MANAGEMENT, INC.

Attest: /s/ MARK S. JOHNSON             By: /s/ ANTHONY R. CLEMENTE
        -----------------------             ------------------------------------
                                        Name:  Anthony R. Clemente
                                        Title: Authorized Signatory

                                        INVESCO, INC., N.E. DIVISION

Attest: /s/ MARK S. JOHNSON             By: /s/ FRANK J. KEELER
        -----------------------             ------------------------------------
        Assistant Secretary             Name:  Frank J. Keeler
                                        Title: President, CEO

                                   APPENDIX A
                                       TO
                            SUB-SUB-ADVISORY CONTRACT

The Sub-Adviser shall pay the Secondary Sub-Adviser, as full compensation for all services rendered and all facilities furnished hereunder, a sub-sub-advisory fee of 0.48% of the portion of the Fund's average daily net assets for the calendar year that is delegated to the Secondary Sub-Adviser. The Fund's average daily net assets shall be computed in the manner used for the determination of the Fund's net asset value.